UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  January 7, 2004



                             INTERACTIVE GROUP, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-21898                 46-0408024
-----------------------------            -------                 ----------
(State or  other jurisdiction          (Commission            (I.R.S. Employer
       of incorporation)               File Number)          Identification No.)


                    204 North Main Street, Humboldt, SD             57035
                    -----------------------------------             -----
                  (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (605) 363-5117


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     As previously reported by registrant, on December 10, 2003, registrant entered into a Stock Purchase and Exchange Agreement (the "Exchange Agreement"), providing for a number of transactions that will result in a change in the control of registrant. It is expected that the transactions contemplated by the Exchange Agreement will be consummated on January 13, 2004, following approval of certain amendments to the Certificate of Incorporation of registrant by the stockholders thereof at a special meeting to be held on January 12, 2004.

     On January 7, 2004, in connection with the pending change in control, the registrant selected a new independent certified public accountant, Kevin G. Breard, CPA, An Accountancy Corporation, to replace the Company's previous accountants, McGladrey & Pullen, LLP. The decision to change accountants was made by the Board of Directors of registrant, in order for registrant to retain the accountant who certified the financial statements of Arrowhead Research Corporation, which will be deemed the "acquirer" of registrant pursuant to the transactions contemplated by the Exchange Agreement. The reports of McGladrey & Pullen, LLP on registrant's financial statements as of September 30, 2002 and 2003, and for each of the fiscal years in the 2-year period then ended, contained an explanatory paragraph concerning substantial doubt about the Company's ability to remain a going concern"". However, during this 2-year period, there were no disagreements with the former accountants on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedure.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          1    -    Letter dated January 8, 2004, from McGladrey & Pullen, LLP, addressed to the Securities and Exchange Commission, filed pursuant to Item 304(a)(3) of Regulation SB.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INTERACTIVE GROUP, INC.


Date:  January 8, 2004                  By:
                                             -----------------------------------
                                             Robert J. Stahl, President


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